UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2015 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

28 EXECUTIVE PARK, IRVINE CA 92614

(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

       On October 30, 2015, California First National Bancorp ("CFNB") announced its financial results for the fiscal quarter ended September 30, 2015 and certain other information. A copy of CFNB's press release announcing these financial results and certain other information is attached as Exhibit 99.1.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

        On October 29, 2015, the Annual Meeting of the stockholders of California First National Bancorp was held. As of September 18, 2015, the record date, there were 10,459,924 shares of Common Stock outstanding and entitled to vote at the meeting. Of the total outstanding Common Stock, 7,956,247 were voted at the meeting. There was only one item voted on and preliminary results were reported at the meeting. The following is a brief summary of the voting results from the meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions.

1. The following directors were elected, each to serve a one-year term expiring at the 2016 Annual Meeting of the stockholders and until their successors are duly elected and qualified:

	Vote
		Against or
	For	Withheld	Abstain

Patrick E. Paddon	7,272,971	683,276	-
Glen T. Tsuma	7,306,569	649,678	-
Michael H. Lowry	7,885,715	70,532	-
Harris Ravine	7,886,423	69,824	-
Danilo Cacciamatta	7,894,041	62,206	-

Item 7.01 Regulation FD Disclosure

       On October 30, 2015, the Company issued the press release referred under Item 2.02 providing previously non-public information consisting of forward-looking statements relating to the Company's business and results of operations. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

        (c)     Exhibits.

         99.1    Press Release dated October 30, 2015.

       Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA FIRST NATIONAL BANCORP
Date: October 30, 2015	S. Leslie Jewett /s/ S. Leslie Jewett Executive VP